UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2010

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Papa John’s International, Inc. (the “Company”) on April 30, 2010 where we reported, under Item 5.02, the appointment of John H. Schnatter and Joseph Jude Thompson to serve as co-Chief Executive Officers of the Company. This amendment is being filed to report changes to the compensation of Mr. Schnatter and Mr. Thompson in their capacity as co-Chief Executive Officers.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of co-Chief Executive Officers.

As previously reported, on April 28, 2010, the Company named John H. Schnatter and Joseph Jude Thompson co-Chief Executive Officers of the Company, effective immediately.  On June 16, 2010, the Compensation Committee of the Board approved the terms of Mr. Schnatter's and Mr. Thompson’s compensation for service as co-Chief Executive Officers.  Mr. Schnatter's annualized base salary was set at $700,000 (of which $320,000 was paid in the form of a stock option grant on December 28, 2009), with a bonus target under the Company's management incentive plan of 75% of base salary subject to the achievement of Company and individual performance expectations.  Mr. Thompson's annualized base salary was set at $650,000, with a bonus target under the Company's management incentive plan of 75% of base salary, subject to the achievement of Company and individual performance expectations.  The actions of the Compensation Committee are effective April 28, 2010, the date of Mr. Schnatter's and Mr. Thompson's appointment as co-Chief Executive Officers.  As previously reported, Mr. Schnatter will continue to receive additional compensation under his agreements for services as Founder and Chairman of the Company, as described in the Company's definitive Proxy Statement filed with the Securities and Exchange Commission on March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: June 22, 2010	/s/ Christopher J. Sternberg
Christopher J. Sternberg
Senior Vice President,
Corporate Communications and
General Counsel